                                                                     Exhibit 4.2

                         REGISTRATION RIGHTS AGREEMENT

                                 BY AND AMONG

                              YURIE SYSTEMS, INC.

                                      AND

                            CERTAIN SHAREHOLDERS OF

                                DATA LABS, INC.

                         DATED AS OF DECEMBER 1, 1997

                               TABLE OF CONTENTS
                               -----------------
                                                                          Page
                                                                          ----

1.   CERTAIN DEFINITIONS................................................   1
     -------------------

2.   REGISTRATION RIGHTS................................................   2
     -------------------
     2.1. Required Registration.........................................   2
          ---------------------
     2.2. Piggyback Registrations.......................................   4
          -----------------------
     2.3. Allocation of Securities Included in Registration Statement...   5
          -----------------------------------------------------------
     2.4. Registration Procedures.......................................   6
          -----------------------
     2.5. Registration Expenses.........................................  10
          ---------------------
     2.6. Certain Limitations on Registration Rights....................  10
          ------------------------------------------
     2.7. No Required Sale..............................................  11
          ----------------
     2.8. Indemnification...............................................  11
          ---------------

3.   PIGGYBACK UNDERWRITTEN OFFERINGS...................................  14
     --------------------------------

4.   GENERAL............................................................  15
     -------
     4.1. Recapitalizations, Exchanges, etc., Affecting Merger Shares...  15
          -----------------------------------------------------------
     4.2. Rule 144......................................................  15
          --------
     4.3. Nominees for Beneficial Owners................................  16
          ------------------------------
     4.4. Amendments and Waivers........................................  16
          ----------------------
     4.5. Notices.......................................................  16
          -------
     4.6. Miscellaneous.................................................  17
          -------------
     4.7. Prior Agreements..............................................  18
          ----------------
     4.8. No Inconsistent Agreements....................................  19
          --------------------------
     4.9. Third-Party Beneficiaries.....................................  19
          -------------------------
     4.10. Designation of Shareholder Counsel...........................  19
           ----------------------------------

                         REGISTRATION RIGHTS AGREEMENT

          This Registration Rights Agreement (this "Agreement"), dated as of December 1, 1997, by and between Yurie Systems, Inc., a Delaware corporation (the "Company"), and certain shareholders of Data Labs, Inc., a Delaware corporation ("Data Labs"), listed on Exhibit A hereto (collectively, the
                                     ---------
"Representative Shareholders").

          WHEREAS, the Company has entered into a merger agreement, dated as of December 1, 1997 (the "Merger Agreement") by and among the Company, Nicole Acquisition Corporation and Data Labs, pursuant to which the shareholders of Data Labs listed on Exhibit B hereto (the "Shareholders") will receive shares of
                    ---------
common stock of the Company; and

          WHEREAS, it is a condition precedent to the consummation of the transactions contemplated by the Merger Agreement that the Company enter into this Agreement for the purpose of granting certain rights with respect to registering under the Securities Act of 1933, as amended, the common stock and common stock equivalents issuable pursuant to the Merger Agreement

          NOW, THEREFORE, in consideration of these premises and the mutual agreements, provisions and covenants contained in this Agreement, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.        CERTAIN DEFINITIONS.
          -------------------

          As used in this Agreement, the following terms shall have the following meanings:

          "COMMISSION" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

          "COMMON STOCK" means the Common Stock, $.01 par value per share, of the Company and warrants to acquire shares of such Common Stock, and any equity securities issued or issuable with respect to the Common Stock in connection with a reclassification, recapitalization, merger, consolidation or other reorganization of the Company.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

          "MERGER SHARES" means any (i) shares of Common Stock issued in connection with the Merger Agreement to any Shareholder for shares of stock of Data Labs (including the shares of Common Stock placed in escrow pursuant to the Merger Agreement), (ii) shares of Common Stock issued or issuable upon exercise of any warrants to purchase shares of Common Stock held as of the Effective Date by any Shareholder, and (iii) any shares of Common Stock issued or issuable, directly or indirectly, with respect to the Common Stock referenced in clauses
(i) or (ii), above by way of stock dividend, stock split or combination of shares. Such shares of Common Stock shall continue to be Merger Shares until
(x) such shares have been disposed of in accordance with a registration statement made effective in accordance with the terms of this Agreement; (y) such shares are eligible for disposition pursuant to Rule 144 (or any successor provision to Rule 144), or (z) such shares have been otherwise transferred or disposed of pursuant to an applicable exemption under the Securities Act and new certificates for such shares that do not bear legends restricting further transfer have been delivered by the Company or its transfer agent.

          "PERSON" means any individual, corporation, limited liability company, limited or general partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivisions thereof.

          "RULE 144" means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, all as the same shall be in effect from time to time.

2.        REGISTRATION RIGHTS.
          -------------------

          2.1.  Required Registration.
                ---------------------

                (a)    (i)    Not later than January 15, 1998, the Company shall
file such amendments to its registration statement on Form S-1 under the Securities Act or file a new registration statement on Form S-1, if required by the rules promulgated pursuant to the Securities Act, which registration statement shall be a shelf registration pursuant to Rule 415 of the Securities Act providing for the registration of the Merger Shares for resale. On or after February 5, 1998, the Company may convert such registration statement filed pursuant to this Section 2.1 into a registration statement on Form S-3 under the Securities Act, provided, however, that, to the extent permitted by the securities laws, the Company shall not withdraw the registration statement filed on Form S-1 until the new registration statement is effective (the registration statements on Form S-1 and S-3 are collectively referred to herein as the "Registration Statement").

          (ii) The Company may, at its option, register additional shares of Common Stock on the Registration Statement (x) on behalf of shareholders of the Company; or (y) in connection with a primary offering of Common Stock by the Company; provided, however, that the inclusion of such additional shares will not delay the filing of the Registration Statement or limit the Company's obligations to the Shareholders under this Agreement.

          (iii) The Company shall use its best efforts to cause the Registration Statement to become effective as soon as possible, but not later than the earlier of (x) February 20, 1998 and (y) the date on which the combined financial results of the Company and Data Labs are filed pursuant to Section 5.3 of the Merger Agreement. The Company's obligation to maintain the effectiveness of the Registration Statement shall terminate on December 7, 1998, or such earlier time as there are no remaining Merger Shares.

          (b) (i) If, after the Registration Statement becomes effective, the Board of Directors of the Company, in its good faith judgment, determines that any registration of Merger Shares should not be continued because it would materially interfere with any underwritten offering by the Company or material merger or acquisition (which merger or acquisition would be required to be reported pursuant to Item 2 or Item 5 of Form 8-K) (a "Valid Business Reason"),
                                                       ---------------------
the Company may cause the Registration Statement to be withdrawn and its effectiveness terminated, or may postpone amending or supplementing such Registration Statement until such Valid Business Reason no longer exists, but in no event for more than one (1) month (such period of postponement or withdrawal, the "Postponement Period"); and the Company shall give written notice of its
     -------------------
determination to postpone or withdraw the Registration Statement and of the fact that the Valid Business Reason for such postponement or withdrawal no longer exists, in each case, promptly after the occurrence thereof; provided, however, that (x) the Company shall not be permitted to postpone or withdraw a registration statement within six (6) months after the expiration of any Postponement Period, and (y) the Company must similarly postpone or withdraw all registration statements for the resale of the Company's Common Stock by Persons other than the Company.

          (ii) Each Shareholder agrees that, upon receipt of any notice from the Company that the Company has determined to withdraw the Registration Statement pursuant to clause (b)(i) above, such Shareholder will discontinue any disposition of Merger Shares pursuant to the Registration Statement and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Shareholder's possession of the prospectus covering such Merger Shares that was in effect at the time of receipt of such notice.

          (iii) If the Company shall give any notice of withdrawal or postponement of the Registration Statement pursuant to clause (b)(i) above, the Company shall, at such time as the Valid Business Reason that caused such withdrawal or postponement no longer exists (but in no event later than one (1) month after the date of the postponement or withdrawal), use its best efforts to effect the registration under the Securities Act of the Merger Shares. If the Company shall have withdrawn or prematurely terminated a registration statement filed under Section 2.1 as a result of any stop order, injunction or other order or requirement of the Commission or any other governmental agency or court, the Company shall as soon as possible use its best efforts to effect the registration under the Securities Act of Merger Shares covered by the withdrawn or postponed registration statement in accordance with this Section 2.1.

     2.2. Piggyback Registrations.
          -----------------------

          (a) If, at any time prior to December 1, 1998 or the earlier termination of the Company's obligations under Section 2.1(a)(iii), the Company proposes or is required to register any of its equity securities under the Securities Act (other than pursuant to (i) registrations on such form or similar form(s) solely for registration of securities in connection with an employee benefit plan or dividend reinvestment plan or a merger or consolidation or (ii) a registration under Section 2.1) on a registration statement on Form S-1, Form S-2 or Form S-3 (or an equivalent general registration form then in effect), whether or not for its own account, the Company shall give prompt written notice of its intention to do so to one (1) counsel for the Shareholders designated in
Section 4.11 hereof (the "Shareholder Counsel"). Upon the written request of the Shareholder Counsel, made within 10 days following the receipt of any such notice (which request shall specify each Shareholder who wishes to exercise piggyback rights and the maximum number of Merger Shares intended to be disposed of by each such Shareholder), the Company shall, subject to Sections 2.2(b), 2.3 and 2.6 hereof, use its best efforts to cause all Merger Shares identified in the Shareholder Counsel's notice to be registered under the Securities Act (with the securities which the Company at the time proposes to register) to permit the sale or other disposition by such Shareholders of the Merger Shares to be so registered. There is no limitation on the number of such piggyback registrations pursuant to the preceding sentence which the Company is obligated to effect. No registration effected under this Section 2.2(a) shall relieve the Company of its obligations to cause the Registration Statement to become effective.

          (b) If, at any time after giving notice of its intention to register any equity securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such equity securities, the Company may, at its election, give notice of such determination to the Shareholder Counsel and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Merger Shares in connection with such abandoned registration, without prejudice, however, to the rights of the Shareholders under Section 2.1, and (ii) in the case of a determination to delay such registration of its equity securities, shall be permitted to delay the registration of such Merger Shares requested by a Shareholder to be included therein for the same period as the delay in registering such other equity securities.

          (c) Any Shareholder shall have the right to withdraw its request for inclusion of its Merger Shares in any registration statement pursuant to this
Section 2.2 by giving written notice to the Company of its request to withdraw; provided, however, that (i) such request must be made in writing prior to the earlier of the execution of the underwriting agreement or the execution of the custody agreement with respect to such registration and (ii) such withdrawal shall be irrevocable and, after making such withdrawal, a Shareholder shall no longer have any right to include Merger Shares in the registration as to which such withdrawal was made.

     2.3. Allocation of Securities Included in Registration Statement.
          -----------------------------------------------------------

          If any registration pursuant to Section 2.2(a) involves an underwritten offering, and the lead underwriter of such offering shall advise the Company that, in its view, the number of securities requested to be included in such registration by the Shareholders or by the Company exceeds the largest number that can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such registration:

          (a) first, all Common Stock that the Company proposes to register for
              -----
its own account;


          (b) second, all Common Stock requested to be registered by any
              ------
shareholder(s) of the Company who have exercised their demand registration rights under registration rights agreements with the Company;

          (c) third, all Common Stock requested to be registered by any
              -----
shareholders of the Company, other than the Shareholders, who have exercised their piggyback registration rights with respect to such offering, in accordance with the terms of the registration rights agreements pursuant to which such registration rights are granted; and

          (d) fourth, all Common Stock requested to be registered by the
              ------
Shareholder, allocated on a pro rata basis among all Shareholders requesting
                            --------
that Merger

Shares be included in such registration, based on the number of Merger Shares then owned by each Shareholder requesting inclusion in relation to the number of Merger Shares then owned by all Shareholders requesting inclusion.

     2.4. Registration Procedures.
          -----------------------

          If and whenever the Company is required by the provisions of this Agreement to use its best efforts to effect or cause the registration of any Merger Shares under the Securities Act as provided in this Agreement, the Company shall, as expeditiously as possible:

          (a) prepare and file with the Commission a registration statement on an appropriate registration form of the Commission for the disposition of such Merger Shares, which form (i) shall be selected by the Company and (ii) shall be available for the sale of the Merger Shares by the Shareholders, and such registration statement shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the Commission to be filed therewith, and the Company shall use its best efforts to cause such registration statement to become and remain effective for the time periods set forth in subsection (b) of this Section 2.4; provided, however, that before filing a registration statement or prospectus or any amendments or supplements thereto, or comparable statements under securities or blue sky laws of any jurisdiction, the Company will furnish to the Shareholder Counsel copies of all such documents proposed to be filed (including all exhibits thereto), which documents will be subject to the reasonable review and reasonable comment of such counsel, and the Company shall not file any registration statement or amendment thereto or any prospectus or supplement thereto to which the Shareholder Counsel shall reasonably object in writing;

          (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period not to exceed one (1) year and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Merger Shares covered by such registration statement in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement;

          (c) furnish, without charge, to each seller of such Merger Shares such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits), and the prospectus included in such registration statement (including each preliminary prospectus, if any) in conformity with the requirements of the Securities Act, and other documents, as such seller may reasonably request in order to facilitate the public sale or other disposition of the Merger Shares owned by such seller (the Company hereby consenting to the use in accordance with applicable law of each such registration statement (or amendment or post-effective amendment thereto) and each such prospectus (or preliminary prospectus, if any, or supplement thereto) by each such seller of Merger Shares in connection with the offering and sale of the Merger Shares covered by such registration statement or prospectus);

          (d) register or qualify the Merger Shares covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as any sellers of Merger Shares shall reasonably request, and do any and all other acts and things which may be reasonably necessary or advisable to enable such sellers to consummate the disposition of the Merger Shares in such jurisdictions, except that in no event shall the Company be required to qualify to do business as a foreign corporation in any jurisdiction where it would not, but for the requirements of this paragraph (d), be required to be so qualified, to subject itself to taxation in any such jurisdiction or to consent to general service of process in any such jurisdiction;

          (e) promptly notify the Shareholder Counsel: (i) when the registration statement, any pre-effective amendment, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement has been filed and, with respect to the registration statement or any post-effective amendment, when the same has become effective;
(ii) of any request by the Commission or state securities authority for amendments or supplements to the registration statement or the prospectus related thereto or for additional information; (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Merger Shares for sale under the securities or blue sky laws of any jurisdiction or the initiation of any proceeding for such purpose;
(v) of the existence of any fact of which the Company becomes aware which results in the registration statement, the prospectus related thereto or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact required to be stated therein or necessary to make any statement therein not misleading; and (vi) if at any time the representations and warranties contemplated by Section 3 below cease to be true and correct in any material respect; and, if the notification relates to an event described in clause (v), the Company shall promptly prepare and furnish to each such seller a reasonable number of copies of a prospectus supplemented or amended so that, as thereafter delivered to the purchasers of such Merger Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein in the light of the circumstances under which they were made not misleading;

          (f) comply with the Exchange Act, the Securities Act and all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as reasonably practicable after the effective date of the registration statement, an earnings statement (which need not be audited) covering the period of at least twelve consecutive months beginning with the first day of the Company's first calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

          (g) (i) cause all such Merger Shares covered by such registration statement to be listed or qualified on the principal securities market or exchange on which similar securities issued by the Company are then listed (if any), if the listing or qualification of such Merger Shares is then permitted under the rules of such market or exchange, or (ii) if no similar securities are then so listed, to either cause all such Merger Shares to be listed on a national securities exchange or to secure designation of all such Merger Shares as a Nasdaq "national market system security" within the meaning of Rule 11Aa2-1 of the Commission or, failing that, secure Nasdaq authorization for such shares and, without limiting the generality of the foregoing, take all actions that may be required by the Company as the issuer of such Merger Shares in order to facilitate the managing underwriter's arranging for the registration of at least two market makers as such with respect to such shares with the National Association of Securities Dealers, Inc. (the "NASD");

          (h) provide and cause to be maintained a transfer agent and registrar for all such Merger Shares covered by such registration statement not later than the effective date of such registration statement;

          (i) if required, obtain an opinion from the Company's counsel and a "cold comfort" letter from the Company's independent public accountants in customary form and covering such matters as are customarily covered by such opinions and "cold comfort" letters, which opinion and letter shall be reasonably satisfactory to the Shareholder Counsel;

          (j) deliver promptly to the Shareholder Counsel copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement, and, upon receipt of such confidentiality agreements as the Company may reasonably request, make reasonably available for inspection by any seller of such Merger Shares covered by such registration statement participating in any disposition to be effected pursuant to such registration statement and by any attorney, accountant or other agent retained by any such seller, all pertinent financial and other records, pertinent corporate documents and properties of the Company, and cause all of the Company's officers, directors and employees to supply all information reasonably requested by any such seller, attorney, accountant or agent in connection with such registration statement;

          (k) use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the registration statement;

          (l) within a reasonable time prior to the filing of any registration statement, any related prospectus, any amendment to such a registration statement or amendment or supplement to such a prospectus, provide copies of such document to the Shareholder Counsel; invite the Shareholder Counsel to attend drafting sessions (if any) with respect to such documents, make such reasonable changes in any such document prior to or after the filing thereof as the Shareholder Counsel may reasonably request, provided that such changes shall not (x) unreasonably delay the filing of such document or (y) unreasonably interfere with the good faith judgment of the Company and its counsel with respect to disclosures made in such documents about the Company, and make available for discussion of such document such of the representatives of the Company as shall be reasonably requested by the Shareholder Counsel;

          (m) upon request, at least one (1) day prior to the filing of any document which is to be incorporated by reference into the registration statement or the prospectus (after the initial filing of such registration statement) provide copies of such document to the Shareholder Counsel, and make the Company's representatives reasonably available for discussion of such document;

          (n) cooperate with the selling holders of Merger Shares to facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing the Merger Shares to be sold, and cause such Merger Shares to be issued in such denominations and registered in such names in accordance with the written instructions of the selling holders of Merger Shares at least three (3) business days prior to any sale of Merger Shares; and

          (o) take all such other commercially reasonable actions the Company deems necessary or advisable in order to expedite or facilitate the disposition of such Merger Shares.

          The Company may require as a condition precedent to the Company's obligations under this Section 2.4 that each seller of Merger Shares as to which any registration is being effected furnish the Company such information regarding such seller and the distribution of such securities as required by the Securities Act and as the Company may from time to time reasonably request provided that such information shall be used only in connection with such registration.

          Each Shareholder agrees that promptly after receipt of any notice from the Company of the happening of any event of the kind described in clause (v) of paragraph (e) of this Section 2.4, such Shareholder will discontinue its disposition of Merger Shares pursuant to the registration statement covering such Merger Shares until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section
2.4 and, if so directed by the Company, will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Shareholder's possession of the prospectus covering such Merger Shares that was in effect at the time of receipt of such notice. In the event the Company shall give any such notice, the applicable period mentioned in paragraph (b) of this
Section 2.4 shall be extended by the number of days during such period from and including the date of the giving of such notice to and including the date when each seller of any Merger Shares covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by paragraph (e) of this Section 2.4.

          2.5.  Registration Expenses.
                ----------------------

                All expenses incurred by the Company in complying with this
Article 2, including, without limitation, all registration and filing fees (including all expenses incident to filings with the Nasdaq or other exchange), fees and expenses of complying with securities and blue sky laws, printing expenses, fees and expenses of the Company's counsel and accountants, and the fees and disbursements of all independent public accountants (including the expenses of any audit and/or "cold comfort" letter) shall be paid by the Company; provided, however, that (i) all underwriting discounts and selling commissions applicable to the Merger Shares, shall be borne by the seller or sellers thereof, in proportion to the number of Merger Shares sold by such seller or sellers, and (ii) each seller of Merger Shares shall pay the attorneys' fees and expenses of any attorney retained by such seller in connection with the registration.

          2.6.  Certain Limitations on Registration Rights.
                -------------------------------------------

                In the case of a registration under Section 2.2 if the Company has determined to enter into an underwriting agreement in connection therewith, all securities to be included in such registration shall be subject to an underwriting agreement and no Person may participate in such registration unless such Person agrees to sell such Person's securities on the basis provided therein and completes and executes all reasonable questionnaires and other documents (including custody agreements and powers of attorney) which must be executed in connection therewith, and provides such other information to the Company or the underwriter as may be necessary to register such Person's securities.

          2.7.  No Required Sale.
                ----------------

                Nothing in this Agreement shall be deemed to create an independent obligation on the part of any Shareholder to sell any Merger Shares pursuant to any effective registration statement.

          2.8.  Indemnification.
                ---------------

                (a) In the event of any registration of any securities of the Company under the Securities Act pursuant to this Article 2, the Company will, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each seller of Merger Shares, its directors, officers, fiduciaries, employees and shareholders or general and limited partners (and the directors, officers, employees, shareholders and partners thereof), in the sale of such securities, and each other Person, if any, who controls such seller within the meaning of the Securities Act, against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) in respect thereof ("Claims") and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company's consent, which consent shall not be unreasonably withheld) to which each such indemnified party may become subject under the Securities Act, Exchange Act or otherwise, insofar as such Claims or expenses arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement, together with the documents incorporated by reference therein, under which such securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary, final or summary prospectus or any amendment or supplement thereto, together with the documents incorporated by reference therein, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any violation by the Company or its affiliates of any federal, state or common law, rule or regulation applicable to the Company or its affiliates and relating to action required of or inaction by the Company or its affiliates in connection with any such registration, and the Company will promptly reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim or expense arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such registration statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by as on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

                (b) Each Representative Shareholder that holds Merger Shares that are registered in a registration statement pursuant to Section 2.1 or 2.2 of this Agreement shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 2.8) to the extent permitted by law the Company, its officers, directors, fiduciaries, employees and shareholders, and each Person controlling the Company within the meaning of the Securities Act and all other prospective sellers and their directors, officers and respective controlling Persons, with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company or its representatives by or on behalf of such Shareholder specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such seller of Merger Shares shall be required to pay pursuant to this Section 2.8 shall in no case be greater than the amount of the net proceeds received by such Person upon the sale of the Merger Shares pursuant to the registration statement giving rise to such claim. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller of Merger Shares.

                (c) Indemnification similar to that specified in the preceding paragraphs (a) and (b) of this Section 2.8 (with appropriate modifications) shall be given by the Company and each seller of Merger Shares with respect to any required registration or other qualification of securities under any state securities and "blue sky" laws.

                (d) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a claim for indemnification may be made pursuant to this Section 2.8, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 2.8, except to the extent the indemnifying party is materially prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Article 2. In case any action or proceeding is brought against an indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, unless in the reasonable opinion of outside counsel to the indemnified party a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, to assume the defense thereof jointly with any other indemnifying party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party that it so chooses, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 20 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or
(ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal defenses available to such indemnified party which are not available to the indemnifying party; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

                (e) If for any reason the foregoing indemnity is unavailable or is insufficient to hold harmless an indemnified party under Sections 2.8(a), (b) or (c), then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such offering of securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if contributions pursuant to this Section 2.8(e) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 2.8(e). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this
Section 2.8 to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 2.8 to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of the Merger Shares in the offering to which the Claims of the indemnified parties relate, less the amount of any indemnification payment made by such indemnifying party pursuant to Sections 2.8(b) and (c).

                (f) The indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the disposition of Merger Shares by any Shareholder.

                (g) The indemnification and contribution required by this
Section 2.8 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

3.   PIGGYBACK UNDERWRITTEN OFFERINGS.
     --------------------------------

     In the case of a registration pursuant to Section 2.2 hereof, if the Company shall have determined to enter into an underwriting agreement in connection therewith, all of the Merger Shares to be included in such registration shall be subject to such underwriting agreement. Any Shareholder participating in such registration may, at its option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such Shareholders and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement be conditions precedent to the obligations of such Shareholders. Such underwriting agreement shall also contain such representations and warranties by the participating Shareholders as are customary in agreements of that type.

4.   GENERAL.
     --------

     4.1.  Recapitalizations, Exchanges, etc., Affecting Merger Shares
           -----------------------------------------------------------

           The provisions of this Agreement shall, to the extent reasonably practicable, apply, to the full extent set forth herein with respect to the Merger Shares, to any and all securities or capital stock (of the Company or any successor to the Company and/or any other issuer thereof) which may be issued in respect of, in exchange for, or in substitution of such Merger Shares, by reason of, and shall be appropriately adjusted to reflect, any stock dividend, stock split, reverse stock split, combination, recapitalization, reclassification, merger, consolidation or otherwise. The adjustments contemplated by this paragraph shall be made cumulative with respect to all such transactions contemplated by this Section that occur from time to time. Any issuer of any such securities other than the Company shall be required to assume in writing, to the extent relevant, the Company's obligations with respect to the registration rights granted hereunder or enter into a registration rights agreement substantially similar to this Agreement and giving effect to the allocations and adjustments contemplated by this Section, in connection with any such transaction pursuant to which the Shareholders shall receive securities of such issuer, as contemplated by this Section.

     4.2.  Rule 144.
           --------

           The Company covenants that (i) so long as it remains subject to the reporting provisions of the Exchange Act, it will timely file the reports required to be filed by it under the Securities Act or the Exchange Act (including, but not limited to, the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144 under the Securities
Act), and (ii) will take such further action as any Shareholder may reasonably request, all to the extent required from time to time to enable such Shareholder to sell Merger Shares without registration under the Securities Act within the limitation of the exemptions provided by (A) Rules 144 and 145 under the Securities Act, as such Rules may be amended from time to time, or (B) any similar rule or regulation hereafter adopted by the Commission. Upon the request of any Shareholder, the Company will deliver to such Shareholder a written statement as to whether it has complied with such requirements.

     4.3.  Nominees for Beneficial Owners.
           ------------------------------

           If Merger Shares are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its option, be treated as the holder of such Merger Shares for purposes of any request or other action by any Shareholder pursuant to this Agreement (or any determination of any number or percentage of shares constituting Merger Shares held by any Shareholder(s) contemplated by this Agreement), provided that the Company shall have received assurances reasonably satisfactory to it of such beneficial ownership.

     4.4.  Amendments and Waivers.
           ----------------------

           This Agreement may be amended, modified, supplemented or waived only upon the written agreement of the Company and the Representative Shareholders.

     4.5.  Notices.
           -------

           All notices, demands, requests or other communications that may be or are required to be given, served or sent by any party to any other party pursuant to this Agreement shall be in writing (and shall be deemed to have been duly given upon receipt) and shall be mailed by first-class, overnight, registered or certified mail, return receipt requested, postage prepaid, or transmitted by hand delivery or facsimile transmission, addressed as follows:

           (i)   if to the Company:

                 Yurie Systems, Inc.
                 8301 Professional Place
                 Landover, Maryland  20785
                 Attn:  John J. McDonnell, Esq.
                 Facsimile:  301-352-4678

                 with a copy to:

                 Fried, Frank, Harris, Shriver & Jacobson
                 1001 Pennsylvania Ave., N.W.
                 Suite 800
                 Washington, D.C.  20004
                 Attn:      Richard A. Steinwurtzel, Esq.
                 Facsimile:  202-639-7008

           (ii)  if to any of the Shareholders, to the
                 addresses set forth on Exhibit B.
                                        ----------

                 with a copy to:

                 Tucker, Flyer & Lewis
                 1615 L St., N.W.
                 Suite 400
                 Washington, D.C.  20036
                 Attn:  Jack L. Lewis, Esq.

           (iii) if to the Shareholder Counsel:

                 Tucker, Flyer & Lewis
                 1615 L St., N.W.
                 Suite 400
                 Washington, D.C.  20036
                 Attn:  Jack L. Lewis, Esq.

Each party may designate by notice in writing a new address to which any notice, demand, request or communication may thereafter be so given, served or sent. Each notice, demand, request or communication that is mailed, delivered or transmitted in the manner described above shall be deemed sufficiently given, served, sent and received for all purposes at such time as it is delivered to the addressee (with the return receipt, the delivery receipt or the affidavit of messenger being deemed conclusive evidence of such delivery) or at such time as delivery is refused by the addressee upon presentation.

     4.6.  Miscellaneous.
           -------------

           (a) This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and the respective successors, personal representatives and assigns of the parties hereto, whether so expressed or not; provided, however, that the registration rights granted pursuant to this Agreement shall not be transferred with the transfer of shares of Common Stock held by the Shareholders unless: (i) such shares of Common Stock are Merger Shares; (ii) the transferee of such Merger Shares agrees in writing to be bound by the provisions of this Agreement; and (iii) for the purposes any notice provision contained in this Agreement, notice to the Shareholder Counsel or, if required, to the persons at the addresses listed on Exhibits A and B hereto shall constitute any notice that such transferee may be entitled to under this Agreement.

           (b) This Agreement and the Merger Agreement (with the documents referred to herein or therein or delivered pursuant hereto or thereto) embody the entire agreement and understanding between the parties hereto and supersede all prior agreements and understandings relating to the subject matter hereof.

           (c) This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware without giving effect to the conflicts of law principles thereof.

           (d) The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. All section references are to this Agreement unless otherwise expressly provided.

           (e) This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

           (f) Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.

           (g) The parties hereto acknowledge that there would be no adequate remedy at law if any party fails to perform any of its obligations hereunder, and accordingly agree that each party, in addition to any other remedy to which it may be entitled at law or in equity, shall be entitled to injunctive relief, including specific performance, to enforce such obligations without the posting of any bond, and, if any action should be brought in equity to enforce any of the provisions of this Agreement, none of the parties hereto shall raise the defense that there is an adequate remedy at law.

           (h) Each party hereto shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments, and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     4.7.  Prior Agreements.
           ----------------

           Each of the Shareholders agrees that any agreement previously entered into by it pursuant to which Data Labs granted to any Shareholder any registration rights shall be superseded by this Agreement and each such agreement shall be null and void and no longer in effect.

     4.8.  No Inconsistent Agreements.
           --------------------------

           Neither the Company nor any Shareholder will, on or after the date of this Agreement, enter into any agreement with respect to its securities which is inconsistent with the rights granted in this Agreement or may delay the effectiveness of the Registration Statement or otherwise conflicts with the provisions hereof. Notwithstanding the foregoing, the Company may grant registration rights to future shareholders in future registration rights agreements.

     4.9.  Third-Party Beneficiaries.
           -------------------------

           Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any person, firm or corporation other than the parties hereto and their permitted successors or assigns any rights or remedies under or by reason of this Agreement, provided, however, that the Shareholders listed on Exhibit B hereto shall be third-party beneficiaries to
                       ---------
this Agreement.

     4.10. Designation of Shareholder Counsel.
           ----------------------------------

           Each of the Shareholders designates Tucker, Flyer & Lewis as Shareholder Counsel for purposes of this Agreement until such later time as a majority of the holders of the Merger Shares designate different counsel.

     IN WITNESS WHEREOF, the undersigned have executed this Registration Rights Agreement as of the date set forth above.



                                     YURIE SYSTEMS, INC.



                                     By:
                                         ------------------------------
                                         Name:
                                         Title:


                                     WENLI YU



                                     -----------------------------------


                                     EDISON VENTURE FUND III, L.P.

                                     By: EDISON PARTNERS III, L.P.
                                         General Partner


                                     By:
                                         ------------------------------


                                     BESSEMER VENTURE PARTNERS IV, L.P.

                                     By: DEER IV & CO. LLC
                                         General Partner


                                     By:
                                         ------------------------------

                                   EXHIBIT A

Wenli Yu

Edison Venture Fund III, L.P.

Bessemer Venture Partners IV, L.P.

                                   EXHIBIT B